UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES AND EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported): February 8, 2013

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GYRODYNE COMPANY OF AMERICA, INC.

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(Exact name of Registrant as Specified in its Charter)

New York	000-01684	11-1688021
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

1 FLOWERFIELD, Suite 24

ST. JAMES, NEW YORK 11780

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(Address of principal executive

offices) (Zip Code)

(631) 584-5400

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Registrant’s telephone number,

including area code

N/A

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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Rothschild Engagement Letter

On February 8, 2013, Gyrodyne Company of America, Inc. (the “Company”) and Rothschild Inc. (“Rothschild”) entered into an amendment dated as of January 31, 2013 (the “Amendment”) to the engagement letter dated as of August 8, 2012 between the Company and Rothschild (the “Agreement”). The Amendment modifies the monthly advisory fees payable to Rothschild under the Agreement, which had been payable at the rate of $100,000 per month, so that: (i) the monthly advisory fee for February 2013 will be reduced to $50,000, (ii) the monthly advisory fee for March 2013 will be an optional fee in the amount of $50,000, payable solely in the Company’s discretion, and (iii) no additional monthly advisory fees will be payable to Rothschild with respect to any periods after March 2013. Except for the reduction of the monthly advisory fees as described above, the Agreement remains in full force and effect and Rothschild continues to serve as the Company’s financial advisor to help the Company and its Board of Directors maximize shareholder value, assist in structuring and evaluating potential transactions and/or one or more distributions, participate in negotiations relating to any transaction and solicit and evaluate indications of interest. A copy of the Amendment will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Indemnification Agreement

Also on February 8, 2013, the Company’s Board of Directors approved a form of indemnification agreement (the “Indemnification Agreement”) to be entered into with each of its directors and officers. Under the Indemnification Agreement, and subject to the terms and conditions set forth therein, each indemnitee is entitled to be indemnified against all expenses, liability and loss incurred by such indemnitee in connection with any claims, proceedings or other actions brought against the indemnitee as a result of such indemnitee’s service to the Company or the indemnitee’s status as a director or officer of the Company, to the fullest extent permitted by law, subject to certain procedures for determining whether a director or officer has satisfied applicable standards of conduct under New York law. The Indemnification Agreement also provides for the advancement of legal fees and expenses in connection with legal proceedings (subject to the terms and conditions set forth therein). The Indemnification Agreement contains certain exclusions, including proceedings initiated by the indemnitee other than proceedings to enforce rights thereunder or unless the Company has consented to the initiation of, or joined in, such proceeding. The foregoing description of the Indemnification Agreement is only a summary of its material terms, does not purport to be complete and is qualified in its entirety by reference to that agreement. A copy of the form of Indemnification Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2013, the Board of Directors of the Company appointed Frederick C. Braun III as the President and Chief Executive Officer (principal executive officer) of the Company, effective February 25, 2013. As previously disclosed, the Company was in the process of seeking a new Chief Executive Officer after its former Chief Executive Officer, Stephen V. Maroney, resigned effective August 16, 2012.

Mr. Braun, 72, is currently the Chairman of the Brookhaven Industrial Development Agency (“Brookhaven IDA”), a public benefit corporation of the State of New York that assists in the acquisition, construction, reconstruction, and equipping of commercial and industrial facilities. He has served in such capacity for approximately 25 years. Mr. Braun also serves as a member ex-officio on the Brookhaven IDA’s Audit, Finance and Governance Committees. From 2000 to September 2009, Mr. Braun served as Executive Vice President of State Bank of Long Island, a commercial bank subsidiary of State Bancorp, Inc. (acquired by Valley National Bancorp effective January 1, 2012).

In connection with the appointment of Mr. Braun as President and Chief Executive Officer, Gary J. Fitlin, who had been serving as interim President and Chief Executive Officer since September 2012, resigned from such position, effective as of February 25, 2013. Mr. Fitlin will continue to serve as the Company’s Chief Financial Officer and Treasurer, a position he has held since joining the Company in October 2009.

A copy of the Company’s press release announcing the appointment of Mr. Braun as the Company’s President and Chief Executive Officer is attached hereto as Exhibit 99.1.

The compensation arrangements between the Company and Mr. Braun are set forth in an Employment Agreement dated February 13, 2013 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Braun will earn a base salary at the rate of $250,000 per year plus a bonus equal to $125,000 if he is employed by the Company as of the effective date of a change-in-control. Under the Employment Agreement, a change-in-control means the first to occur of a change in ownership, in effective control or in the ownership of a substantial portion of the assets of the Company, as each such term is defined under Section 409A of the Internal Revenue Code of 1986, as amended, and its corresponding regulations.

Pursuant to the terms of the Employment Agreement, there is no required minimum period of employment, and either the Company or Mr. Braun may terminate his employment thereunder at any time, with or without cause. The Employment Agreement provides that if Mr. Braun is terminated without cause, the Company must provide him with at least 60 days' prior written notice of termination, and must pay him the pro rata share of his base salary through those 60 days as well as his bonus. If Mr. Braun is terminated for cause (as defined in the Employment Agreement), he will be paid the pro rata share of his base salary through the date of termination. Mr. Braun may also terminate the Employment Agreement upon 60 days’ prior written notice. The foregoing description of the Employment Agreement is only a summary of its material terms, does not purport to be complete and is qualified in its entirety by reference to that agreement. A copy of the Employment Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Except for the Employment Agreement entered into by the Company with Mr. Braun, there are no existing or currently proposed transactions to which the Company or any of its subsidiaries is a party in which Mr. Braun has a direct or indirect financial interest.

There are no family relationships between Mr. Braun and any of the directors or officers of the Company or any of its subsidiaries.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

99.1

Press release, dated February 14, 2013, announcing the appointment of Frederick C. Braun III as the President and Chief Executive Officer of the Company, and the modification of monthly advisory fees payable to Rothschild Inc.

Forward-Looking Statement Safe Harbor

The statements made in this Form 8-K that are not historical facts constitute “forward-looking information” within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, which can be identified by the use of forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “projects,” “estimates,” “believes,” “seeks,” “could,” “should,” or “continue,” the negative thereof, other variations or comparable terminology as well as statements regarding the evaluation of strategic alternatives. Important factors, including certain risks and uncertainties, with respect to such forward-looking statements that could cause actual results to differ materially from those reflected in such forward-looking statements include, but are not limited to, risks and uncertainties relating to the process of exploring strategic alternatives, the effect of economic and business conditions, including risks inherent in the real estate markets of Suffolk and Westchester Counties in New York, Palm Beach County in Florida and Fairfax County in Virginia, risks and uncertainties relating to developing Gyrodyne’s undeveloped property in St. James, New York and other risks detailed from time to time in Gyrodyne’s SEC reports.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GYRODYNE COMPANY OF AMERICA, INC.

By: /s/ Gary Fitlin

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Gary Fitlin

Interim President and Chief Executive Officer, and Chief Financial Officer

Date: February 14, 2013